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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 27, 2004

                              CARDINAL HEALTH, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                      OHIO
                 (State or Other Jurisdiction of Incorporation)

                1-11373                                 31-0958666
       (Commission File Number)            (IRS Employer Identification Number)


                     7000 CARDINAL PLACE, DUBLIN, OHIO 43017
          (Address of Principal Executive Offices, Including Zip Code)

                                 (614) 757-5000
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.05     COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

         Cardinal Health, Inc. (the "Company") recently announced the initiation of a formal program to review aspects of its current operating structure and future strategic directions regarding certain corporate initiatives, including utilization of shared services and strategic sourcing initiatives. The overall goal of this review is to achieve cost savings in the fiscal year ending June 30, 2005 ("fiscal 2005") and position the Company for growth in the future. In conjunction with this review, the Company will incur costs to restructure or exit certain business activities. It is expected that these costs will be incurred in each of the Company's business segments. These costs will include one-time termination benefits, asset impairments and various costs to exit or move facilities. Due to the early stage of evaluation of the various initiatives to be undertaken as part of this restructuring, the Company is unable to provide a reasonable estimate of the range of expenses it expects to incur in total or by category.

         On September 27, 2004, the first phase of this project was approved by the Company's management. The costs consist of one-time termination and other related benefits to be paid to employees within the Company's Pharmaceutical Technologies and Services segment associated with the elimination of certain positions. The total cost of this activity is estimated to be approximately $19.0 million and is expected to be incurred primarily in the first and second quarters of fiscal 2005.

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFITS PLANS

         On September 28, 2004, the Company sent a notice to directors and executive officers of the Company informing them that a blackout period with respect to certain of the Company's employee benefit plans will be in effect beginning on September 27, 2004 and is expected to continue until such time as the Company has filed its Form 10-K. The Company's goal is to file its Form 10-K by late October 2004. The Company provided the notice to its directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. The Company also has advised participants in the plans of the blackout period. The Human Resources and Compensation Committee of the Company's Board of Directors determined that the Company was unable to give advance notice of the blackout period to the directors and executive officers due to circumstances that were beyond the Company's reasonable control.

         A copy of the notice is attached hereto as Exhibit 99.01 and is incorporated herein by reference. During the blackout period referenced in the notice, and for two years after the ending date of the blackout period, security holders and other interested persons may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting the individuals identified in the notice.

ITEM 7.01     REGULATION FD DISCLOSURE

         On September 27, 2004, the Company issued the press release attached hereto as Exhibit 99.02, which is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     99.01 Notice of Blackout Period to Directors and Executive Officers of the Company.

     99.02    Press release issued by the Company on September 27, 2004.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Cardinal Health, Inc.
                                       (Registrant)

Date:  September 28, 2004              By:  /s/ Paul S. Williams
                                           ---------------------
                                           Name:     Paul S. Williams
                                           Title:    Executive Vice President,
                                                     Chief Legal Officer
                                                     and Secretary


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                                  EXHIBIT INDEX


99.01 Notice of Blackout Period to Directors and Executive Officers of the Company.

99.02    Press release issued by the Company on September 27, 2004.


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